EXHIBIT 10.5




     AGREEMENT TO REDEEM MEMBERSHIP INTEREST, TRANSFER INTELLECTUAL PROPERTY
                       AND AMEND ASSET PURCHASE AGREEMENT


     THIS AGREEMENT TO REDEEM MEMBERSHIP INTEREST, TRANSFER INTELLECTUAL PROPERTY AND AMEND ASSET PURCHASE AGREEMENT ("Agreement") is made by and among TRAFFIC SYSTEMS, L.L.C., an Arizona limited liability company ("Buyer"), UNITY WIRELESS SYSTEMS CORPORATION, a corporation incorporated under the laws of
British Columbia ("Seller"), TRAFFIC SAFETY PRODUCTS, INC., an Arizona corporation ("TSP"), and JIM HILL ("Hill"), effective the 9th day of April, 2001.

                                    RECITALS:

     A. The parties hereto are parties to that certain Asset Purchase Agreement, dated October 6, 2000 ("Asset Purchase Agreement"), whereby, among other things, Seller sold certain assets to Buyer, licensed certain intellectual property to Buyer and received a thirty-seven percent (37%) interest in Buyer (the "Interest"). The intellectual property is more specifically described in Exhibit "A" attached hereto ("Intellectual Property").

     B. One of the parties to the Asset Purchase Agreement, 568608 B.C. Ltd. has merged with Seller, with Seller the surviving corporation; and

     C. Seller desires to transfer all the Interest and the Intellectual Property to Buyer, subject to the terms and conditions of this Agreement.

AGREEMENT:

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Redemption of Seller's Interest. Buyer hereby redeems the Interest.

     2. Transfer of the Intellectual Property. Seller assigns to Buyer the Intellectual Property, effective April 30, 2001. Concurrent with the execution of this Agreement, Seller and Buyer agree to enter into an Assignment of Intellectual Property, in the form attached hereto as Exhibit "B". Buyer agrees to pay all costs associated with the assignment of the Intellectual Property, including any related patent office fees. Buyer accepts the Intellectual Property "as is".

     3. Amendment and Restatement of Subparagraph 6(a) and Paragraph 7 of Asset Purchase Agreement. Subparagraph 6(a) of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          "a. All obligations to perform any work required on existing installations of Sonem preemption products necessary to bring such installations into compliance with the terms of the written warranty provided by Seller with respect to such products and for any work required at common law on such installations, all such work with respect to a specific installation to be completed within a reasonable time after Buyer receives written notice that such installation is not in compliance with such warranty provisions or common law; and"


     Paragraph 7 of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          "7. Release. Buyer hereby releases and discharges each of Seller, its successors and assigns, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law or equity, which against Seller, its successors and assigns any of Buyer, its successors and assigns ever had, now have or hereafter can, shall or may have, in connection with the work obligations referred to in paragraph 6(a) above."

     4. Representations and Warranties.

Seller represents and warrants as follows:

          a. Seller has the full power and right to enter into this Agreement and to consummate the sale and transfer of the Interest and the Intellectual Property, free and clear of any option, commitment, lien or other encumbrance.

          b.   Buyer shall receive good and marketable title to the Interest.

          c. Seller has provided Buyer with copies of all written notices of required or requested warranty work with respect to existing installations of Sonem preemption products, and Seller has not received any other such notices orally.

          d. Attached hereto as Exhibit "C" is a true and correct copy of the written warranty referred to in subparagraph 6(a) of the Asset Purchase Agreement, as amended hereby.

Buyer represents and warrants as follows:

          a. Buyer has sent the letter attached as Exhibit "D" to all Sonem distributors.

          b. Buyer will send a letter containing wording similar to that in Exhibit "E" to all Sonem distributors on or before April 15, 2001

     5. Indemnification. Buyer agrees to indemnify Seller from and against all claims, damages, costs and liabilities suffered by Seller in connection with the debts, obligations and liabilities identified in subparagraph 6(a) of the Asset Purchase Agreement, as amended hereby, within a reasonable time after receiving written notice thereof. Seller agrees to indemnify, defend, and hold Buyer harmless from any damages, costs or liabilities incurred as a result of the falsity of any representation made by Seller under this Agreement.

     6. Payment of Purchase Price.

          a. In the event of a sale of Buyer, either through the sale of all or substantially all of its assets which it acquired from Seller as a result of the Asset Purchase Agreement and/or this Agreement, or a transaction or series of related transactions pursuant to which the members of Buyer cease to own the majority of the outstanding membership interest of Buyer or its acquirer or successor (any such sale of Buyer, a "Sale"), in which the cash purchase price payable to Buyer or TSP upon completion of the Sale is at least US$2,500,000, Seller shall become entitled to receive the remaining balance of the amount described in Paragraph 2(b) of the Asset Purchase Agreement, within five business days following completion of the Sale or at such later time as may be agreed between Buyer and Seller.

          b. In the event of a Sale in which the cash purchase price payable to Buyer or TSP upon completion of the Sale is less than US$2,500,000, Seller, on the one hand, and Buyer or TSP, on the other hand, agree to confer in good faith prior to the closing of such Sale for the purpose of arriving at a definitive written agreement regarding the allocation of the purchase price between Buyer or TSP, on the one hand, and Seller, on the other hand.

          c. Buyer and TSP covenant that neither of them will enter into any agreement contemplating a Sale referred to in subparagraph 6(b) above unless such agreement requires, as a condition precedent to the closing of such Sale, that Seller shall have executed an agreement contemplated by subparagraph 6(b) above regarding the allocation of the purchase price in such Sale.

          d. If the terms of the payment of the purchase price for any Sale do not provide for full payment on the closing of such Sale, then any such Sale agreement shall provide, in addition to its other terms, that Seller shall be entitled to fifty percent (50%) of the purchase price money payable to Buyer or TSP after the closing of such Sale, when payable, until the remaining balance of the amount described in Paragraph 2(b) of the Asset Purchase Agreement has been paid in full.

     7. Asset Purchase Agreement. The parties acknowledge that no further materials or monies are due from Seller to Buyer either as a result of the Asset Purchase Agreement or otherwise and that Seller is not obligated to provide any technical, development or manufacturing support to Buyer either as a result of the Asset Purchase Agreement or otherwise.

     8. Amendment and Restatement of Paragraph 15 of Asset Purchase Agreement. Paragraph 15 of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

"15. The parties acknowledge that Seller is not required to maintain product liability insurance on installations installed after October 6, 2000.
Notwithstanding   the  foregoing,   Seller  shall  be  solely   responsible  for
maintaining in effect product liability insurance coverage for all traffic preemption installations existing as of October 6, 2000 and represents that it has named Buyer as an additional insured under the relevant policy."

     9. Closing. The closing (the "Closing") of the sale and purchase of the Interest and the Intellectual Property shall take place at the offices of SACKS TIERNEY P.A. commencing at 10:00 a.m. local time on April 30, 2001 or at such other time and place as the parties may agree in writing. The date of Closing is sometimes herein referred to as the "Closing Date" or the "Closing."

     10. Items to be Delivered at Closing. At the Closing and subject to the terms and conditions herein contained:

Seller will deliver to Buyer the following:

          (a) duly executed Assignment of Intellectual Property in the form of Exhibit B.

          (b)  duly executed Assignment by Seller to Buyer of the Interest;

Buyer will deliver to Seller the following:

          (a)  duly executed Assignment by Seller to Buyer of the Interest;

     11. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the parties.

     12. Conflict. In the event of any conflict between the terms of this Agreement and the terms of the Asset Purchase Agreement, the terms of this Agreement shall control and the Asset Purchase Agreement shall be amended as provided herein.

     13. Severability. If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby.

     14. Governing Law. This Agreement, including all matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the laws of the State of Arizona, as applied to contracts made, executed and to be fully performed in such state by citizens of such state, without regard to its choice of law and conflict of laws rules.

     15. Interpretation. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "including" is used in this Agreement it shall be deemed to be followed by the words "without limitation."

     16. Heirs, Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective heirs, successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement except as expressly provided in this Agreement.

     17.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this Agreement are deemed acceptable by facsimile transmission.

     18. Entire Agreement. This Agreement, the other documents delivered at the Closing and the Asset Purchase Agreement as amended hereby supersede all prior agreements with respect to the subject matter hereof. In interpreting and construing this Agreement, the fact that a particular party may have drafted this Agreement or any provision hereof shall not be given any weight or relevance.

     19. Authority. Each party warrants that it has the authority to enter into this Agreement and that the person signing on its behalf, if any, is duly authorized to do so.

     IN WITNESS WHEREOF, the parties herein have executed this Agreement the day and year first above written.

                                 BUYER:

                                 TRAFFIC SYSTEMS, LLC, an Arizona limited
                                   liability company

                                 By:
                                    --------------------------------------------

                                 Its:
                                     -------------------------------------------


                                 SELLER:

                                 UNITY WIRELESS SYSTEMS CORPORATION

                                 By:
                                    --------------------------------------------

                                 Its:
                                     -------------------------------------------



                                 TRAFFIC SAFETY PRODUCTS, INC., an Arizona
                                   corporation

                                 By:
                                    --------------------------------------------

                                 Its:
                                     -------------------------------------------


                                 --------------------------------------
                                        JAMES L. HILL

                                   EXHIBIT "A"

                              INTELLECTUAL PROPERTY

A.   Seller is the owner of the following patents for siren-detector inventions:

    Country            Patent Number  Issue Date               Expiry Date
    -------            -------------  ----------               -----------
    Australia          681380         18 December, 1997       4 March, 2014
    Canada             1,322,586      28 September, 1993      28 September, 2010
    China              94195085.9     28 April, 2000          4 March, 2014
    France             EP 318668      8 January, 1997         1 October, 2008
    France             EP 748494      17 June, 1998           4 March, 2014
    Germany            P69411195.3    8 January, 1997         1 October, 2008
    Germany            EP 748494      17 June, 1998           4 March, 2014
    Hong Kong          HK1009352      28 May, 1999            4 March, 2014
    Italy              EP 318668      8 January, 1997         1 October, 2008
    New Zealand        262083         8 September, 1998       4 March, 2014
    Singapore          49839          21 December 1998        4 March, 2014
    Spain              2011597        8 January, 1997         1 October, 2008
    United Kingdom     EP 318668      8 January, 1997         1 October, 2008
    United Kingdom     EP 748494      17 June, 1998           4 March, 2014
    U.S.A.             4,864,297      5 September, 1989       14 October, 2007
    U.S.A.             5,710,555      20 January, 1998        1 March, 2014


B. Seller has filed applications to patent a siren-detector invention as follows:

    Country            Patent Number  Issue Date               Expiry Date
    -------            -------------  ----------               -----------

    Canada             2,183,868      4 March, 1994            4 March, 2014
    Japan              7-522583       4 March, 1994            4 March, 2014


C.       Seller is the owner of the following patents for other inventions:

    Country            Patent Number  Issue Date               Expiry Date
    -------            -------------  ----------               -----------
     Audio Railway Crossing Detector:

    U.S.A.              5,910,929     8 June, 1999             10 July, 2018

    Control Signal Coding and Detection in the Audible and Inaudible Ranges:

    U.S.A.              6,133,849     17 October, 2000         20 February, 2016

                                   EXHIBIT "B"

                       ASSIGNMENT OF INTELLECTUAL PROPERTY









              [This Exhibit to be provided by Traffic Systems LLC.]

                                   EXHIBIT "C"

                            SELLER'S WRITTEN WARRANTY

Limited Warranty

     Sonic Systems Corporation will repair or replace any SONEM 2000 Digital Siren Detector component or components found to be defective in materials and/or workmanship within five (5) years from the date of shipment from Sonic. Some states and jurisdictions do not allow limitations on duration of an implied warranty, so the above limitation may not apply to the Customer. To the extent allowed by applicable law, implied warranties on the SONEM 2000 are limited to one (1) year for hardware and equipment and to five (5) years for software unless altered in writing by Sonic Systems Corporation.

Customer Remedies

     In the event that any unit of the SONEM 2000, or any part thereof, does not meet Sonic's Limited Warranty, the entire liability of Sonic and its suppliers, directors, officers, employees, and agents, and the Customer's sole remedy, shall be, at Sonic's option, either: (a) the return of the price paid by the Customer for the SONEM 2000 (excluding taxes, duties, and other similar charges and installation costs) or (b) the repair or replacement of the SONEM 2000 or any component part thereof (excluding taxes, duties, and other similar charges and installation costs). This Limited Warranty is void if the failure of the SONEM 2000 or any component part thereof has resulted from improper installation, operation, and/or maintenance (including repair or modification by persons unauthorized by Sonic), accident, abuse, negligence, and/or misapplication. Any replacement of the SONEM 2000 or any component part thereof will be warranted for the remainder of the original warranty period or for one (1) year, whichever is longer. In jurisdictions where Sonics markets the SONEM 2000 through an authorized dealer, the above remedies will not be available to the Customer without proof of purchase from the authorized dealer or distributor.

No Other Warranties

     To the maximum extent permitted by applicable law, Sonic and its suppliers and distributors disclaim all other warranties, either express or implied, including without limitation implied warranties of merchantability and fitness for a particular purpose with regard to the SONEM 2000 and as to the validity or scope of the technology of Sonic or that the technology or Sonic does not infringe on the rights of any third party. The limited warranty set out in this agreement provides the customer with specific legal rights. The customer may have others, which may vary from jurisdiction to jurisdiction.

No Liability For Consequential Damages

     To the maximum extent permitted by applicable law, in no event shall Sonic or its suppliers or distributors be liable for any special, incidental, direct, indirect, or consequential damages or expenses whatsoever (including without limitation, damages for loss of business profits, business interruption, loss of business information, or any other economic, commercial, or pecuniary loss) arising out of the functioning or use of or inability to use the SONEM 2000, even if Sonic had been advised of the possibility of such damages or expenses. Liability for consequential or incidental damages and, therefore, the above limitations may not apply to the customer.

Changes to and Use of the SONEM 2000

     Sonic reserves the right to make any changes in the design and/or construction of the SONEM 2000 or the component parts thereof at any time without incurring any obligation to make any change whatsoever in the system or components previously sold and delivered. The unit(s) of the SONEM 2000, and any component parts thereof, supplied to the Customer are sold for use at only the number of intersections specifically recited on applicable purchase documents. The SONEM 2000 is covered by U.S. Patent No. 4,864,297 and its corresponding foreign applications. Sonic has also applied for additional patent protection for improvements and modifications to the SONEM2000. Individual components are sold separately only for incorporation into the SONEM 2000 or for replacement purposes, and such individual component sales for not grant or imply a license under the above-mentioned patent rights, or any other intellectual property rights held by or licensed to Sonic.

                                   EXHIBIT "D"

                         BUYER'S LETTER TO DISTRIBUTORS


                             Traffic Systems, L.L.C.
                       7441 EAST BUTHERUS DRIVE, SUITE 300
                         SCOTTSDALE, ARIZONA 85260-2424
                         (480)367-9291 FAX (480)367-9633
                                 1-866-600-0003



November 17, 2000


Mr. Rob Hyslop
RGH Pacific
101, 1089 East Kent Avenue
Vancouver, BC V5X 4V9

Dear Mr. Hyslop:

Traffic Systems L.L.C. has just completed the purchase of Sonic Systems from Unity Wireless Systems Corporation.

This letter is intended to introduce ourselves and to establish contact with the Sonic Distributors.

Traffic Systems purchased all of the Sonic assets from Unity Wireless Systems. All contracts and purchase orders have been transferred from Unity Wireless Systems, Corp. to Traffic Systems, L.L.C.

We would like to continue having you as a distributor for the Sonem 2000. Your territory will remain the same as it is now. Sonem 2000 will remain as the product name. However the system has been reconfigures to use a different detector. The software has been enhanced and we have changed the enclosure. Pricing has not changed at the present time.

Traffic Systems L.L.C. will honor any warranty claims for the Sonem components.

The manuals and brochures are being rewritten and should be available in approximately two weeks. We will have E-mail when the local telephone company installs a line without destroying all of our other lines.

Bear with us for a short time as we play catch up and then we should have a smooth operation.

Please feel free to contact any of the following people as needed:

         Jim Hill - Anything
         Harold Hayes - Technical support and Installation
         Glenda Hill - Accounting
         Brad Hill - Production and Shipping
         Steve Mahone - Sales

November 17, 2000
Mr. Hyslop
Page 2




The Traffic System group has about 100 years of traffic, preemtion and U.S. DOT funding experience. We are here to provide whatever assistance to you, we can.

I am looking forward to meeting with you in the not to distant future. We will be working to provide all the service and support you need, so we may enjoy a mutually prosperous and beneficial relationship.

Sincerely,

Traffic Systems, LLC



James L. Hill
President

                                   EXHIBIT "E"

                      BUYER'S SECOND LETTER TO DISTRIBUTORS



Traffic Systems LLC will send a letter to all Sonem distributors (past and present) with wording similar to this, to ensure that all distributors are clear that Traffic Systems has assumed all warranty responsibilities for Sonem products:



     When Traffic Systems LLC purchased the Sonem business from Unity Wireless Systems Corp. (formerly Sonic Systems Inc.) in October, 2000, Unity Wireless retained a minority ownership share in Traffic Systems.

     The transition is now complete, and Traffic Systems has bought out the minority ownership interest previously held by Unity Wireless. As has been the practice for the past several months, please continue to direct all inquiries regarding the Sonem products and related warranty issues to Traffic Systems LLC; all requests relating to the Sonem products received by Unity Wireless will be redirected to Traffic Systems.

                             Traffic Systems, L.L.C.
                       7441 EAST BUTHERUS DRIVE, SUITE 300
                         SCOTTSDALE, ARIZONA 85260-2424
                         (480)367-9291 FAX (480)367-9633
                                 1-866-600-0003



April 13, 2001





Mr. Tom Camp
Camp Safety Equipment
8216 Blue Ash Road
Cincinnati, OH  45236

Dear Tom:

When Traffic Systems, L.L.C. purchased Sonem from Unity Wireless (formerly Sonic Systems, Inc.) last October, Unity Wireless retained a minority ownership share of Traffic Systems, L.L.C.

Traffic Systems has now bought out the minority ownership interest of Unity Wireless. As has been the practice since October, please continue to work directly with us regarding our Sonem products and any related warranty issues.

I believe having complete ownership of Traffic systems will be beneficial for both of us.

If I can be of assistance to you in any manner, please let me know.

Thank you, for your continued support of our Sonem 2000 products.

Sincerely,



James L. Hill
President

JLH/gf

                            LIMITED LIABILITY COMPANY

                    MEMBERSHIP INTEREST REDEMPTION AGREEMENT


     THIS MEMBERSHIP INTEREST REDEMPTION AGREEMENT ("Agreement") is made and entered into this ___ day of April, 2001, by and among UNITY WIRELESS SYSTEMS CORPORATION, a corporation incorporated under the laws of British Columbia ("Unity") TRFFIC SYSTEMS L.L.C. and Arizona limited company ("Traffic Systems"), and TRAFFIC SAFETY PRODUCTS, INC., an Arizona corporation ("TSP").

                                    RECITALS

     A. Unity and TSP are the owners of all of the membership interests in Traffic Systems.

     B. Unity wishes to transfer one hundred percent (100%) of its interest to Traffic Systems (the "Interest"), and Traffic Systems wishes to redeem all the Interest on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENTS

     1. Redemption of Interest. Unity hereby transfers to Traffic Systems, and Traffic Systems hereby redeems from Unity, all of the Interest, free and clear of any liens, encumbrances, claims and rights of third parties.

     2. Redemption Price. In consideration for such redemption, Traffic Systems has agreed to assume certain obligations pursuant to that certain Agreement to Redeem Membership Interest, Transfer Intellectual Property and Amend asset Purchase Agreement.

     3. Representations, Warranties and Covenants of Unity. Unity owns, free and clear of all liens, encumbrances, equities and claims whatsoever, the Interest being sold pursuant to this Agreement. Unity has full legal right and power to sell, assign and transfer all of the Interest to Traffic Systems free and clear of all liens, encumbrances, claims and rights of third parties of whatever nature.

     4. Attorney Fees. The prevailing party in any litigation, arbitration or other proceeding arising out of this Agreement shall be reimbursed by the other party for all costs and expenses in such proceeding, including reasonable attorney fees.

     5. Arbitration. If any dispute arises between the Parties, the Parties agree to have an arbitrator settle the dispute, the decision of such arbitrator being deemed final and conclusive. In the event of a dispute, the parties shall attempt to agree on an arbitrator. If they are able to agree, that arbitrator shall serve as the sole arbitrator. If the Parties are unable to agree, then the Parties shall each select an arbitrator, and those arbitrators shall select an independent arbitrator, which independent arbitrator shall be the sole arbitrator. The cost of any arbitration shall be shares equally between the Parties.

     6. Miscellaneous

          a. Amendments. This agreement may not be amended or modified except in writing signed by the parties.

          b. Entire Agreement. This agreement contains the entire understanding of the parties and supersedes any prior understandings and agreements, written or oral, respecting the subjects discussed herein.

          c. Governing law. This Agreement shall be governed by the laws of the State of Arizona.

          d. Heirs and Assigns. This Agreement shall be binding on and inure to the benefit of the parties, their respective heirs, successors and assigns.

          e. Counterparts. This Agreement may be executed in counterparts, each of which, when executed, shall be deemed an original.

          f. Authority. Each party warrants that it has the authority to enter into this Agreement and that the person signing on its behalf, if any, is duly authorized to do so.

          g. Fees and Expenses. Each party shall bear its own legal and accounting fees, and other expenses of whatever nature.

          h. Notices. Any and all notices required by this Agreement shall be personally delivered or sent by Federal Express or other overnight mail, postage prepaid, addressed as follows:

          To Unity:

                 Unity Wireless Systems Corporation
                 7438 Fraser Park Drive
                 Burnaby, B.C.
                 Canada V5J5B9
                 Attn: Tom Dodd

          To Traffic Systems:

                 Traffic Systems, L.L.C.
                 7441 East Butherus, Suite 300
                 Scottsdale, Arizona 85260
                 Attn: James L. Hill

          To TSP:

                 Traffic Safety Products, Inc.
                 7441 East Butherus, Suite 300
                 Scottsdale, Arizona 85260
                 Attn: James L. Hill

or at such other addresses as the parties ma designate to each other in accordance with this Section. A notice shall be deemed effective when mailed, or, if personally delivered, when delivered.

     DATED as of this ________ day of April, 2001.


                                UNITY WIRELESS SYSTEMS CORPORATION, a
                                Corporation incorporated under the laws of British Columbia


                                By:      ____________________________________

                                Its:     ____________________________________


                                TRAFFIC SYSTEMS, LLC, an Arizona limited
                                Liability company

                                By:      ____________________________________

                                Its:     ____________________________________


                                TRAFIC SAFETY PRODUCTS, INC., an Arizona corporation


                                By:      ____________________________________

                                Its:     ____________________________________

April 18, 2001


Mr. Jim Hill

Traffic Systems LLC
7441 East Butherus
Suite 300
Scottsdale, AZ     85260


RE:  CLARIFICATION OF PARAGRAPH 7


Dear Jim:

As we discussed, this document is to confirm that Paragraph 7 on Page 3 of the "Agreement to Redeem Membership Interest, Transfer Intellectual Property and Amend Asset Purchase Agreement" does not apply to the original Asset Purchase Agreement, Paragraph 1 (c).

As part of the original Asset Purchase Agreement, Unity promised to supply enough materials to build detectors for 100 4-way intersections. Since that time, there has been a question raised as to the number of Atlas horns required for 100 intersections (i.e. 400 or 800 horns).

We agree to work out the payments for these horns separately from the main Agreement. Please signify your agreement by signing below.

Regards,


Tom Dodd
Senior Vice-President & General Manager,
Unity Wireless Systems Corporation

         James L. Hill                      ---------------------------------

         For Traffic Sytems LLC

April 9, 2001


Mr. Jim Hill

Traffic Systems LLC
7441 East Butherus
Suite 300
Scottsdale, AZ     85260


RE:  AMENDMENT TO ASSET PURCHASE AGREEMENT


Dear Jim:

As we discussed, this document is to amend the Asset Purchase Agreement, dated for reference October 6, 2000, between Unity Wireless Systems Corporation, 568608 BC Ltd. (since amalgamated with Unity Wireless Systems Corp.), Traffic Systems LLC, Traffic Safety Products Inc. and James Hill, as follows:

Replace the last sentence of Paragraph 4 (Royalty Payment) with:

     Such royalty shall be paid by Buyer commencing on the fifteenth (15th) day of the first quarter of 2001 and continuing on the thirtieth (30th) day of each quarter thereafter based upon the gross profits of Buyer for the immediately preceding quarter.

Please signify your agreement by signing and returning this document.

Regards,

Tom Dodd
Senior Vice-President & General Manager,
Unity Wireless Systems Corporation


         Traffic Systems LLC                ----------------------------------

         Traffic Safety Products Inc.       ----------------------------------

         James L. Hill                      ----------------------------------




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